L.L. Bradford & Company
               Certified Public Accountants & Consultants
                          3441 Eastern Avenue
                       Las Vegas, Nevada  89109
                           (702) 735-5030




     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form SB-2 of Usetheexperts.com and the related prospectus of our report, relating to the financial statements of Usetheexperts.com, dated September 24, 1999.


                  /s/ L.L. Bradford & Company
                  L.L. BRADFORD & COMPANY




Las Vegas, Nevada
October 21, 1999